Integrated Management Information, Inc. 8-K

Exhibit 99.1

December 3, 2012	OTCQB: WFCF

Integrated Management Information Changes Name to Where Food Comes From, Inc. to Better Reflect its Industry-Leading Brand

Name Change Effective December 3, 2012

New CUSIP Number For Common Stock: 96327X101

CASTLE ROCK, Colo. – Integrated Management Information, Inc. (IMI Global) (OTCQB: WFCF), a leading provider of verification and Internet solutions for the agricultural/livestock industry, today announced it has changed the corporation’s name to Where Food Comes From, Inc. to better reflect the Company’s industry leading brand and its mission to become the world leader in informing consumers about the origins of their food.  Where Food Comes From® is also the name of the Company’s innovative labeling program that allows retailers and restaurants to provide their customers with details on the origins of their food.

The name change, which is effective December 3, 2012, was approved by the Company’s board of directors and by stockholders representing a majority of the Company’s outstanding shares.  The Company’s new CUSIP number is 96327X101.

The Company will continue to use the D.B.A. IMI Global, which enjoys tremendous industry and customer recognition around its core verification services for cattle ranchers and farmers, feed yards and packing plants.  Likewise, the Company’s International Certification Services, Inc. (ICS) subsidiary, a leader in organic and gluten free verification, is also well recognized throughout the industry and will retain its name.

“Changing our corporate name to Where Food Comes From is a logical progression for the Company as we expand our portfolio of solutions geared toward informing consumers about the origins of their food,” said John Saunders, chairman and CEO of IMI.  “Our Where Food Comes From labeling program continues to gain momentum as a unique way of connecting consumers to the producers of their food, and this name change will serve to enhance that brand.  I want to emphasize to our thousands of customers that the only thing that is changing is the corporate name – customers will continue to do business with the same people and organization and will continue to benefit from the same effective solutions that we have always provided.”

About IMI Global
Where Food Comes From, Inc. (d.b.a. IMI Global) is America’s leading provider of third-party identification, verification and traceability solutions for the livestock and agricultural industries.  The Company supports more than 6,000 ranchers, farmers, feed yards, meatpackers, food retailers and restaurants with a wide range of solutions, including its USVerified™ brand – the industry standard for USDA Process Verified (PVP) programs – which annually verifies marketing claims for approximately one half of all U.S. beef exports; Where Food Comes From®, a unique retail and restaurant labeling program that connects consumers directly to the source of the food they purchase; and various organic and gluten free certification solutions through its International Certification Services (ICS) subsidiary.   Go to www.IMIGlobal.com and www.wherefoodcomesfrom.com for additional information.

CAUTIONARY STATEMENT

This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions.  Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings.  Specifically, statements in this news release about plans to change the Company’s name, the benefits and momentum of Where Food Comes From and other Company solutions, industry and customer recognition of the Company’s solutions, and the mission to become a world leader in providing consumers with information on the origin of their food are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition, governmental regulation of the beef industry, the market for beef and other factors.  Financial results for the fourth quarter and twelve-month period are not necessarily indicative of future results.  Readers should not place undue reliance on these forward-looking statements.  The Company assumes no obligation to update its forward-looking statements to reflect new information or developments.  For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044